Exhibit 99.1

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VONTIER TO ACQUIRE DRB SYSTEMS, LLC FOR APPROXIMATELY $965 MILLION AND PROVIDES UPDATE ON SECOND QUARTER 2021 FINANCIAL PERFORMANCE

•	Market leading integrated technology provider of point of sale, workflow software, and control solutions to the car wash industry
•	Expected to be accretive to earnings and free cash flow in 2022; enhances Vontier’s growth, margin, and recurring revenue profile; expected 2021 revenue of approximately $170 million (~40% recurring revenue) with mid-20% operating margins
•	The purchase price of approximately $965 million includes a deferred tax asset of approximately $130 million and the acquisition is anticipated to reach 10% ROIC in year 5; strong organic growth (2018 – 2021E CAGR: +10%) and synergies
•	Establishes a $500 million revenue Retail Solutions portfolio in a mid-single digit growth market with long runway of attractive adjacencies for future M&A; accelerates portfolio diversification towards long-term secular growth drivers
•	Second quarter 2021 core revenue growth and adjusted diluted net earnings per share are expected to be above previously announced guidance

RALEIGH, NC, July 19, 2021– Vontier Corporation (“Vontier”) (NYSE: VNT) announced today that it has entered into a definitive agreement to acquire DRB Systems, LLC (“DRB”), a leading provider of point of sale, workflow software, and control solutions to the car wash industry, from affiliates of New Mountain Capital LLC for approximately $965 million in cash. The acquisition will be subject to customary closing conditions, including regulatory approval, and will be financed with available cash and proceeds from borrowings under Vontier’s credit facilities. Vontier anticipates that the acquisition will close in the third quarter of 2021.

Headquartered in Akron, OH, DRB was founded in 1984 and employs more than 500 people across North America. The company’s portfolio of trusted brands includes DRB Tunnel Solutions, DRB In-Bay Solutions (formerly Unitec®), Suds Creative™, eGenuity®, Washify®, InvoMax™, Auto Data™ and Sage Microsystems™. DRB is owned by New Mountain Capital, a New York-based investment firm.

Mark Morelli, President and Chief Executive Officer of Vontier, stated: “The acquisition of DRB is expected to accelerate our portfolio diversification strategy toward long-term secular growth drivers in attractive markets and establish a $500 million Retail Solutions portfolio. DRB’s focus on technology and software solutions complements our existing point of sale and payment offerings and enhances our growth and recurring revenue profile, profitability, and free cash flow generation.

The acquisition of DRB aligns with our smart infrastructure focus and provides compelling expansion opportunities beyond its current end markets. Furthermore, entry into the high-value segment of the car wash industry positions Vontier to increasingly benefit from the growing demand for clean, efficient mobility solutions and key trends including autonomous vehicles and water conservation. We look forward to working with the DRB team to deliver an expanded suite of solutions to meet the industry’s rapidly increasing needs for technology and workflow expertise.”

Vontier expects DRB to generate approximately $170 million of revenue in 2021 with mid-20% operating margins and is expected to have a high-single digit long-term growth rate. The purchase price for the acquisition is approximately $965 million and includes an approximate $130 million deferred tax asset, which we expect to be able to utilize over the next 15 years.

Peter Masucci, Managing Director of New Mountain Capital stated, “We’re proud of the successful partnership with DRB and the tremendous business building that took place since our investment in October 2017. Under New Mountain Capital’s ownership, DRB experienced significant growth while tripling dollars spent on product development and innovation. We thank DRB’s management team and employees and wish Vontier continued success with DRB in the years ahead.”

VONTIER SECOND QUARTER 2021 PRELIMINARY RESULTS

Vontier also announced today that it expects second quarter 2021 core revenue growth and adjusted diluted net earnings per share to be above the Company’s previously announced guidance, driven primarily by increased demand for Retail Solutions and Auto Repair offerings.

ABOUT VONTIER

Vontier is a global industrial technology company focused on transportation and mobility solutions. The company’s portfolio of trusted brands includes market-leading expertise in mobility technologies, retail and commercial fueling, fleet management, telematics, vehicle diagnostics and repair, and smart cities end-markets. Vontier’s innovative products, services, and software advance efficiency, safety, security, and environmental compliance worldwide.

Guided by the proven Vontier Business System and an unwavering commitment to continuous improvement and customer success, Vontier keeps traffic flowing through more than 90,000 intersections, serves more than 260,000 customer fueling sites, monitors more than 480,000 commercial vehicles, and equips over 600,000 auto technicians worldwide. Vontier’s history of innovation, margin profile, and cash flow characteristics are expected to support continued investment across a spectrum of compelling organic and capital deployment growth opportunities. Vontier is mobilizing the future to create a better world.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit, net lease real estate and public equity funds with over $30 billion in assets under management. New Mountain Capital seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. Additional information about New Mountain Capital is available at www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws regarding Vontier, DRB and the acquisition of DRB by Vontier. Statements in this release that are not strictly historical, including statements regarding the proposed acquisition, the anticipated timing and terms of the acquisition, future product solutions, future financial and operational impact or results of the acquisition, the anticipated financial performance for Vontier, the anticipated prospects of DRB or the industry following the acquisition, future growth opportunities following the acquisition, future synergy, and any other statements regarding events or developments that Vontier expects or anticipates will or may occur in the future, are “forward-looking” statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, the duration and impact of the COVID-19 pandemic, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

Lisa Curran

Vice President, Investor Relations

Vontier Corporation

5438 Wade Park Boulevard, Suite 600

Raleigh, NC, 27607

Telephone: (984) 275-6000